EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into as of ____, 2015, between CRYOLIFE, INC., a Florida corporation (the “Corporation”), and _____________, a resident of the State of _________ (the “Indemnitee”).

W I T N E S S E T H:

WHEREAS, at the request of the Corporation, Indemnitee is an executive officer and/or a member of the board of directors of the Corporation (the “Board of Directors”) and in such capacity is performing a valuable service for the Corporation;

WHEREAS, in addition to the indemnification to which Indemnitee is entitled pursuant to the Articles of Incorporation and Bylaws of the Corporation and as additional consideration for Indemnitee’s service, the Corporation has obtained or may in the future obtain, at its expense, directors’ and officers’ liability insurance protecting Indemnitee in connection with such service; and

WHEREAS, Indemnitee and the Corporation acknowledge that the indemnities available under the Corporation’s Bylaws and Articles of Incorporation, as amended, and such insurance may not, in all situations, be adequate to protect Indemnitee against the risks associated with service to the Corporation.

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Indemnification.

(a)The Corporation shall indemnify Indemnitee to the fullest extent permitted by the Florida Business Corporation Act and any other applicable law. This obligation includes the obligation to indemnify Indemnitee whenever Indemnitee is or was a party or witness or is threatened to be made a party or witness to any Proceeding (capitalized terms not otherwise defined are defined in Section 13) because (or arising in part because) he is or was (or is alleged to be or have been) a director, officer, employee, partner, fiduciary or agent of the Corporation or is or was (or is alleged to be or have been) serving at the request of the Corporation as a director, officer, employee, partner, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, limited liability partnership, limited partnership, employee benefit plan, trust or other enterprise, or because of anything done or not done by Indemnitee in such capacity, against Expenses and Liabilities as defined below (including the costs of any investigation, defense, service as a witness, settlement or appeal), actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The foregoing indemnification, including the conditions thereto, shall also apply to any such Proceeding brought by or in the right of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, including dismissal without prejudice, he shall be indemnified against Expenses and Liabilities actually and reasonably incurred by him in connection therewith;  provided, that, any payment in respect of a Proceeding that was dismissed without prejudice will be subject to repayment if a new Proceeding, involving substantially the same parties and based upon substantially the same facts, arises within twelve (12) months of such dismissal, and the Indemnitee is ultimately found not entitled to payment under this agreement with respect to the new Proceeding.

(c)If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein due to public policy related to applicable federal or state securities laws, then the Corporation, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the

Corporation and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Corporation’s securities, the relative benefits received by the Corporation and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Corporation and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Corporation and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Corporation’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which was sold by Indemnitee or (ii) the proceeds received by Indemnitee from sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

2.Mandatory Advancement of Expenses.     Unless a determination has been made pursuant to Section 5 (and remains in effect) that Indemnitee is not entitled to indemnification pursuant to Section 1, all reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within twenty (20) days after the Corporation’s receipt of a written request for an advance of Expenses by Indemnitee, whether prior to or after final disposition of a Proceeding. For the sake of clarity, the Corporation shall not be obligated to make an affirmative determination under Section 5 in order to advance expenses prior to final disposition of a Proceeding.  Furthermore, any Section 5 determination that Indemnitee is not entitled to advancement of expenses, if made prior to the final disposition of the relevant Proceeding, must be reasonable and must be based on facts that, in the reasonable opinion of the decision-making party, at the time such determination is made, demonstrate clearly and convincingly that Indemnitee acted in bad faith or in a manner that he did not believe to be in or not opposed to the best interests of the Corporation, sufficient to overcome the presumption of entitlement set forth in Section 5.

The written request for an advancement of any and all Expenses under this Section shall contain reasonable detail of the Expenses incurred by Indemnitee.  Indemnitee shall agree, at the time of such written request for an advance, to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement. Any advances made shall be unsecured and no interest shall be charged thereon.

3.Limitations.  The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Indemnitee’s benefit or pursuant to the Articles of Incorporation or Bylaws of the Corporation or otherwise; provided, however, that notwithstanding the availability of such other indemnification and reimbursement pursuant to such Corporation-maintained policies, Indemnitee may, with the Corporation’s consent, claim indemnification and advancement of Expenses pursuant to this Agreement by assigning Indemnitee’s claims under such insurance to the Corporation to the extent Indemnitee is paid by the Corporation.

Furthermore, any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to (a) indemnify or advance Expenses to lndemnitee with respect to any Proceeding initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnity under this Agreement or any other agreement or insurance policy or under the Articles of Incorporation or Bylaws now or hereafter in effect relating to a Proceeding and (ii) in specific cases in which the Board of Directors has approved the initiation or bringing of such Proceeding, (b) indemnify Indemnitee for expenses and/or the payment of profits with respect to any short swing profit liability owed to the Corporation by Indemnitee pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute, and the regulations promulgated thereunder, or (c) indemnify Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

4.Insurance.  The Corporation may, but is not obligated to, maintain insurance to protect itself and/or Indemnitee against Expenses and Liabilities in connection with Proceedings to the fullest extent permitted by applicable laws, its Articles of Incorporation or the Bylaws of the Corporation. The Corporation may, but is not obligated to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement. If, at the time of the receipt by the Corporation of a notice of a claim by Indemnitee pursuant to Section 5 hereof (or upon the Corporation otherwise becoming aware of such a claim), the Corporation has liability insurance in effect which may cover such claim, then the Corporation shall give timely notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

5.Procedures and Presumptions for Determination of Entitlement to Indemnification.

(a)Written Request and Deadlines.  Whenever Indemnitee believes that Indemnitee is entitled to indemnification or advancement of expenses pursuant to this Agreement, Indemnitee shall submit a written request for indemnification or such advances to the Corporation. Any request shall include sufficient documentation or information reasonably available to Indemnitee to support his claim.  Indemnitee shall certify in his written request that, with respect to Indemnitee’s conduct or activity underlying the indemnification and advancement of expenses requested, (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and that Indemnitee had no reason to believe his conduct was unlawful, and (ii) Indemnitee is entitled to indemnification and and/or advancement of expenses hereunder. Indemnitee shall submit such written request within a reasonable time, not to exceed three months, after any final judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the latest event for which Indemnitee requests indemnification (or as soon as is reasonably practicable after request by the Corporation in order to assist the Corporation in filing a claim). If a determination is required by the Corporation that Indemnitee is entitled to Indemnification, and the Corporation fails to respond within sixty (60) days of such request, the Corporation shall be deemed to have approved the request. Any indemnification or advance of expenses which is due and payable to Indemnitee shall be made promptly and in any event within thirty (30) days after the determination that Indemnitee is entitled to such amounts or within such shorter timeframe as specified in Section 2.

(b)Selection of Decisionmaker.  If a determination regarding indemnification is required, or if the Disinterested Directors (even though less than a quorum) have determined that it is in the best interest of the Corporation that such a  determination be made, whether in connection with indemnification under Section 1 or advancement of expenses under Section 2, the Indemnitee shall be entitled to select the forum in which Indemnitee’s request for indemnification or advancement of expenses will be heard, which selection shall be included in the written request for indemnification or advancement of expenses required in Section 5(a). The forum shall be either one of the following:

(i)A majority vote of the members of the Board of Directors who are Disinterested Directors (even though less than a quorum); or

(ii)A majority vote of a Committee of Disinterested Directors designated by a majority vote of Disinterested Directors (even though less than a quorum).

If Indemnitee fails to make a forum designation, his claim shall be determined by a majority vote of the Board of Directors consisting of Disinterested Directors (even though less than a quorum).  Notwithstanding the foregoing, if there are no Disinterested Directors, or if the Disinterested Directors so direct, the claim shall be determined by independent legal counsel, mutually agreed upon by the Corporation and Indemnitee, in a written opinion.

(c)Presumption of Entitlement.  In all instances, the reviewing party shall be bound by a rebuttable presumption created by the filing of the written request by Indemnitee that (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and that Indemnitee had no reason to believe his conduct was unlawful, and (ii) Indemnitee is entitled to indemnification.

(d)Reliance on Records and Experts.  In furtherance, and not in limitation, of Section 5(c) above, the Indemnitee shall be entitled to a rebuttable presumption that the foregoing standards set forth in Sections 5(c)(i) and (ii) above have been met with respect to  any action or omission to act undertaken (a) in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Corporation or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors of the Corporation, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person's professional or expert competence, or (b) on behalf of the Corporation in furtherance of the interests of the Corporation in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Corporation.  The knowledge and/or actions, or failures to act, of any other director, officer, agent or employee of the Corporation shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

6.Fees and Expenses of Counsel. The Corporation agrees to pay the reasonable fees and expenses of independent legal counsel (including appropriate retainers) should such counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 5 of this Agreement.

7.Remedies of Indemnitee.

(a)In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement for any reason, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of his rights in an appropriate court. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.

(b)In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 7 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification.

(c)If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court that all or any part of such indemnification is expressly prohibited by law.

(d)In any court proceeding pursuant to this Section 7, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement (including the rebuttable presumptions specified in Section 5(b)) and is precluded from making any assertion to the contrary.

8.Modification. Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

9.Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission to so notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation’s rights. If such omission does prejudice the Corporation’s rights, the Corporation will be relieved from liability only to the extent of such prejudice. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a)The Corporation will be entitled to participate therein at its own expense; and

(b)The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i)The employment of counsel by Indemnitee has been authorized in writing by the Corporation;

(ii)Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee; or

(iii)The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

(c)The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee, other than monetary penalties paid by the Corporation, without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold his consent to any such proposed settlement.  In addition, the Corporation shall not enter into any settlement of any Proceeding unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

10.Deposit of Funds in Trust.  If the Corporation voluntarily decides to dissolve or to file a petition for relief under any applicable bankruptcy, moratorium or similar laws, then not later than 10 days prior to such dissolution or filing, the Corporation shall deposit in trust for the sole and exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Corporation’s obligations to Indemnitee hereunder. Any amounts in such trust not required for such purpose shall be returned to the Corporation. This Section 10 shall not apply to the dissolution of the Corporation in connection with a transaction as to which Section 13(b)(iii) applies.

11.Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by Federal Express or other nationally recognized overnight or same day courier service providing a return receipt (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses (or to such other address as a party may subsequently provide written notification of to the other party):

To Corporation:	CryoLife, Inc.
1655 Roberts Blvd., NW
Kennesaw, GA 30144
Attn: General Counsel

To Indemnitee:
1655 Roberts Blvd., NW
Kennesaw, GA 30144

12.Nonexclusivity.  The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Florida Business Corporation Act, the Corporation’s Articles of Incorporation or Bylaws, or any agreements, insurance policies, vote of shareholders, resolution of the Board of Directors or Disinterested Directors, or otherwise. The provisions of this Agreement are hereby deemed to be a contract right between the Corporation and the Indemnitee and any repeal of the relevant provisions of the Florida Business Corporation Act, or other applicable law, shall not affect this Agreement or its enforceability.

13.Certain Definitions.

(a)References to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation or other enterprise (including any constituent of a constituent or other enterprise) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, partners, fiduciaries or agents, so that any person who is or was a director, officer, employee, partner, fiduciary or agent of such constituent corporation or other enterprise, or is or was serving at the request of such constituent corporation or other enterprise as a director, officer, employee, partner, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, limited liability partnership, limited partnership, employee benefit plan, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation or other enterprise if its separate existence had continued.

(b)A “Change in Control” shall be deemed to have occurred if

(i)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation,

(A)who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding voting securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or

(B)becomes the “beneficial owner” (as defined in rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing more than 30% of the total voting power represented by the Corporation’s then outstanding voting securities,

(ii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two‑thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(iii)the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such  surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

(c)“Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee. If there has been a Change in Control since the date hereof, to qualify as a Disinterested Director, such director must also have been a director of the Corporation prior to such Change in Control.

(d)“Expenses” shall mean all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, costs of investigation, costs of defense, costs of defending witnesses or preparing to be a witness, costs of negotiating settlements, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, costs of attachment, appeal or similar bonds, and all other disbursements or out‑of‑pocket expenses) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification or advances under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e)“Indemnification Period” shall mean the period of time during which Indemnitee shall continue to serve as a director or executive officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director, officer, employee, fiduciary or agent of the Corporation or otherwise at the request of or on behalf of the Corporation.

(f)“Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any damages, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) related to any Proceeding, as well as any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(g)"Person" shall mean any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(h)“Proceeding” shall mean any threatened, asserted, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

(i)For purposes of this Agreement, references to an “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at. the request of the corporation” shall include any service as a director, officer, employee, partner, fiduciary or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, partner, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

14.Binding Effect, Duration and Scope of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including the executors, administrators and heirs of Indemnitee’s estate (including without limitation, spouses), and any direct or indirect successor by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Corporation), heirs,  and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director, officer, employee, fiduciary or agent.

15.Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b)to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

16.Governing Law, Interpretation of Agreement, and Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without regard to its conflict of laws rules, other than the internal affairs doctrine), as applied to contracts between Georgia residents entered into and to be performed entirely within Georgia; provided, however, that matters involving the corporate governance and internal affairs of the Corporation shall be governed by the Florida Business Corporation Act.  It is the intent of this agreement to indemnify Indemnitee to the fullest extent permitted by the Florida Business Corporation Act and other applicable law as in effect on the date hereof or as they may be amended from time to time, to the extent such amendments may broaden the scope of indemnification permitted; for the sake of clarity, no change in the Florida Business Corporation Act shall have the effect of reducing the benefits available to Indemnitee except to the extent expressly so required by law. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Georgia for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the federal and state courts of the State of Georgia in and for Fulton County, which shall be the exclusive and only proper forum for adjudicating such a claim.

17. Entire Agreement.  This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 12 hereof.  [In furtherance and not in limitation of the foregoing, and notwithstanding the provisions of Section 12 hereof, the indemnification agreement between the Corporation and the Indemnitee dated __________ is hereby terminated in its entirety and shall have no further force and effect.]

18. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Expenses or Liabilities, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses or Liabilities to which Indemnitee is entitled.

19.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[signatures on following page(s)]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CORPORATION:

CRYOLIFE, INC.

By:

Name:

Title:

INDEMNITEE:

[_____________]